Exhibit 5.1

September 16, 2011

Enterprise Financial Services Corp
150 North Meramec Avenue
Suite 300
Clayton, MO 63105

Ladies and Gentlemen:

We have acted as counsel to Enterprise Financial Services Corp, a Delaware corporation
(the “Company”), in connection with the Company's filing of a Registration Statement on Form S-3 on or about September 16, 2011 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to an aggregate of $45,000,000 of securities (the “Securities”) consisting of any of the following: (i) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), (ii) shares of common stock, par value $.01 per share (the “Common Stock”), (iii) depositary shares (the “Depositary Shares”), (iv) debt securities, in one or more series, which may be either senior debt securities or subordinated debt securities (collectively, the “Debt Securities”) to be issued pursuant to an Indenture between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”), (v) rights to purchase Common Stock (the “Rights”), (vi) purchase contracts (the “Purchase Contracts”), (vii) warrants to purchase the Company's securities (the “Warrants”), and (viii) units consisting of any combination of the foregoing (the “Units”) of the Company. For purposes of this opinion letter (“Opinion”), the term “Securities” shall also include any additional Securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. The Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, any other registration statement filed pursuant to Rule 462(b) with respect to the same offering, and the prospectus contained therein (the “Prospectus”) and any supplements thereto (the “Prospectus Supplement(s)”) filed pursuant to Rule 424 of the rules and regulations promulgated under the Securities Act. All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

(1) the Certificate of Incorporation of the Company and all amendments thereto, including any certificate(s) of designation authorized and establishing the terms of any series of Preferred Stock (collectively, the “Charter”);

(2) the Amended and Restated Bylaws of the Company (the “Bylaws”); and

(3) the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

In rendering the opinions set forth below, we have also assumed that (i) the Registration Statement (and any applicable and legally required post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement (an “Underwriting Agreement”) with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such class of stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company's Articles of Incorporation, as then in effect.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to the Preferred Stock, assuming the (a) due filing of the Certificate of Amendment (or Certificate of Designation) to the Company's Charter authorizing and establishing the terms of the Preferred Stock in accordance with the Delaware General Corporation Law and (b) due issuance and delivery of the Preferred Stock upon payment therefor (i) in accordance with the applicable Underwriting Agreement, (ii) upon the valid exercise of Warrants, Rights or Purchase Contracts to purchase Preferred Stock in accordance with its terms, (iii) upon the valid exchange or settlement of Units or Depositary Shares convertible or exchangeable for Preferred Stock, or (iv) upon the valid exercise of any conversion, exchange or other right granted pursuant to any binding obligation of the Company approved by the Board and entitling the holder thereof to acquire Preferred Stock, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Common Stock, assuming the due issuance and delivery of the Common Stock upon payment therefor (i) in accordance with the applicable Underwriting Agreement, (ii) upon the valid exercise of Warrants, Rights or Purchase Contracts to purchase Common Stock in accordance with its terms, (iii) upon the valid exchange or settlement of Units convertible or exchangeable for Preferred Stock, or (iv) upon the valid exercise of any conversion, exchange or other right granted pursuant to any binding obligation of the Company approved by the Board and entitling the holder thereof to acquire Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, assuming (a) the due authorization by the Company by all necessary corporate action of a depositary agreement relating to the Depositary Shares (the “Depositary Agreement”), (b) the due execution and delivery of a Depositary Agreement by all parties thereto, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Company's

Charter and Bylaws and the Depositary Agreement, (d) the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) the Depositary Shares, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) the depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of the Preferred Stock in accordance with the Depositary Agreement and issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and by such resolution, the depositary receipts evidencing Depositary Shares (including any depositary receipts evidencing Depositary Shares issued upon the exchange or settlement of Units exchangeable or able to be settled for Depositary Shares) will entitle holders thereof to the rights specified in the Depositary Agreement.

4. With respect to the Debt Securities, assuming (a) the due authorization by the Company by all necessary corporate action of the Indenture, (b) the due execution and delivery of the Indenture, (c) that the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of a resolution duly authorizing the issuance and delivery of the Debt Securities), authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (d) that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or settled into Debt Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

5. With respect to the Rights, assuming (a) the due authorization by the Company by all necessary corporate action of a rights agreement relating to the Rights (the “Rights Agreement”), (b) the due execution and delivery of the Rights Agreement, (c) the taking by the Board of all Necessary Corporate Action to authorize the Rights, (d) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement, (e) that the terms of the Rights as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (f) that the Rights, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (g) that the Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (h) that the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Rights in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Rights Agreement and by such resolution, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

6. With respect to the Purchase Contracts, assuming the due execution, countersignature, issuance and delivery of such Purchase Contracts upon payment of the consideration therefor provided for in the applicable Underwriting Agreement and otherwise in accordance with the provisions of the applicable purchase contract agreement between the Company and the agent named therein, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

7. With respect to the Warrants, assuming the due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable Underwriting Agreement and otherwise in accordance with the provisions of the applicable warrant agreement between the Company and the warrant agent named therein), such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

8. With respect to the Units, assuming (a) the due authorization by the Company by all necessary corporate action of a unit agreement relating to the Units (the “Unit Agreement”), (b) the due execution and delivery of the Unit Agreement, (c) the taking by the Board of all Necessary Corporate Action to authorize the Units, (d) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, (e) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (f) the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (g) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (h) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the SEC. We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

GREENSFELDER, HEMKER & GALE, P.C.

By:    /s/ Greensfelder, Hemker & Gale, P.C.
Greensfelder, Hemker & Gale, P.C.